Exhibit 10.38
Execution Copy
AFFILIATE COLLATERAL PLEDGE AND SECURITY AGREEMENT
     THIS AFFILIATE COLLATERAL PLEDGE AND SECURITY AGREEMENT (“Pledge Agreement”), dated as of January 15, 2010 is made by and among SLM Education Credit Finance Corporation, a corporation organized and existing under the laws of the State of Delaware (“Pledgor”), HICA Education Loan Corporation, a corporation organized and existing under the laws of the State of South Dakota (“Borrower”), and the Federal Home Loan Bank of Des Moines (“Bank”).
     WHEREAS, Borrower is a member and stockholder of the Bank;
     WHEREAS, Pledgor is an Affiliate of Borrower (for purposes of this Pledge Agreement, “Affiliate” means any person or company which controls, is controlled by, or is under common control with, Borrower, including any holding company, any subsidiary, or any service corporation of the Borrower);
     WHEREAS, Borrower and the Bank have entered into an Advances, Pledge and Security Agreement, dated as of January 15, 2010 (such agreement, including any amendments and addenda thereto and any successor agreement that may be entered into by Borrower and the Bank in substitution therefor, hereinafter the “Borrower Advances Agreement”), pursuant to which the Bank may advance funds from time to time to Borrower and Borrower may pledge certain collateral from time to time to the Bank; and
     WHEREAS, at the request of Borrower, and in order to induce the Bank to make additional Advances to Borrower, Pledgor has agreed to pledge certain of its property as collateral to and for the benefit of the Bank to secure the obligations of Borrower to the Bank;
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgor, Borrower, and the Bank agree as follows:
     1. Pledgor’s Receipt of Borrower Advances Agreement; Definitions. Pledgor hereby acknowledges and agrees that it has received a copy of the Borrower Advances Agreement (including all amendments thereto) and that it is familiar with the terms and conditions thereof. Unless otherwise defined herein or the context otherwise requires, all capitalized terms used herein shall have the same meanings as in the Borrower Advances Agreement, except that “Borrower” as used herein shall be synonymous with “Member” as used in the Borrower Advances Agreement.
     2. Creation of Security Interest. As security for all indebtedness now or hereafter outstanding from the Borrower to the Bank under the Borrower Advances Agreement, Pledgor hereby assigns, transfers and pledges to the Bank, and grants to the Bank a security interest in, certain property which is (i) specifically listed and identified in Attachment A hereto or any amendment thereto or any substitute Attachment A that may be provided by the Pledgor with the agreement of the Bank from time to time (such list, as amended or substituted from time to time, the “Collateral Schedule”), or (ii) all of the proceeds of the foregoing (collectively, the “Pledgor

Collateral”).
     The Pledgor Collateral shall constitute collateral for all purposes under the Borrower Advances Agreement and, in addition to any rights or duties with respect to the Pledgor Collateral created by this Pledge Agreement, the Pledgor and the Bank shall have the same rights and duties with respect to the Pledgor Collateral as do Borrower and the Bank, respectively, with respect to Collateral under the Borrower Advances Agreement.
     The Bank agrees that it will cooperate with requests from the Pledgor to deliver evidence, in form and substance reasonably satisfactory to the Pledgor, of the release from the security interest granted to the Bank hereunder in and to items of Pledgor Collateral which the Bank has agreed may be removed from the Collateral Schedule, subject to the satisfaction of any conditions precedent to the release of such Pledgor Collateral under this Pledge Agreement and the Borrower Advances Agreement.
     3. Delivery. Upon the Bank’s written or oral request, or promptly at any time that the Borrower becomes subject to any mandatory collateral delivery requirements that may be established in writing by the Bank, and in either case from time to time thereafter, the Pledgor shall deliver (or, in the case of uncertificated securities, otherwise transfer) to the Bank, or to a custodian designated by the Bank, Pledgor Collateral in an amount determined by the Bank. Pledgor Collateral delivered to the Bank or to a custodian designated by the Bank shall be endorsed or assigned in recordable form by the Pledgor as directed by the Bank.
     4. Right of Bank to Proceed Against Pledgor Collateral; Right of Bank to Require Additional Collateral or Repayment; Waivers; Borrower Acknowledgment.
     (a) Pledgor agrees that, upon the occurrence of a default under the Borrower Advances Agreement and as modified by this Pledge Agreement, the Bank may proceed against the Pledgor Collateral in accordance with the terms of the Borrower Advances Agreement as though Pledgor were the Member thereunder. Pledgor hereby waives and agrees not to assert: (i) any and all right to presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Borrower or Pledgor, including, without limitation, notice as to the making of any Advance or other extension of credit to Borrower or the exercise of any right by the Bank hereunder or under the Borrower Advances Agreement; and (ii) any and all right to require the Bank to proceed against Borrower or any Collateral pledged by Borrower before enforcing the Bank’s rights against the Pledgor Collateral, and any other defense based upon an election of remedies.
     (b) By execution hereof, Borrower acknowledges its consent to the terms and conditions hereof and Borrower hereby waives and agrees not to assert any and all right to require the Bank to proceed against Pledgor or Pledgor Collateral before enforcing the Bank’s rights against the Borrower or the Collateral and any other defense based upon an election of remedies.
     5. Representations and Agreements by Pledgor. Pledgor hereby represents, warrants

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to, and agrees with the Bank that:
     (a) Each item of Pledgor Collateral satisfies all the criteria for collateral set forth in the Borrower Advances Agreement, except that the Pledgor Collateral is owned by Pledgor, rather than by Borrower, free and clear of any liens, encumbrances or other interests other than the lien and security interest granted to the Bank hereunder;
     (b) Pledgor has full power, right and authority to grant the security interest in the Pledgor Collateral created hereby, as specified herein and has taken all corporate action necessary to authorize the execution and delivery of this Pledge Agreement;
     (c) The security interest in the Pledgor Collateral created hereby has been duly and validly granted by Pledgor and such security interest, and this Pledge Agreement, are enforceable in accordance with the terms hereof;
     (d) This Pledge Agreement has been authorized or ratified and approved by Pledgor’s Board of Directors and will be maintained continuously among Pledgor’s official records;
     (e) A certified copy of the Board of Director’s resolution evidencing its approval hereof is attached hereto as Attachment “B,” the form of which has been previously approved by the Bank or its counsel;
     (f) An opinion of Pledgor’s counsel that Pledgor has the power, right and authority to grant the security interest in the Pledgor Collateral created hereby, that Pledgor has taken all corporate action necessary to authorize the execution and delivery of this Pledge Agreement, and that there is no impediment to the Bank enforcing its interests against the Pledgor Collateral under this Pledge Agreement has been provided to and accepted by the Bank, a copy of which is attached hereto as attachment “C”;
     (g) All information contained in any report, schedule or other documentation provided from time to time by Pledgor to the Bank will be true and correct in all material respects as of the time given;
     (h) Pledgor agrees to make, execute, record and deliver to the Bank such financing statements, notices, assignments, listings, powers and other documents with respect to the Pledgor Collateral and the Bank’s security interest therein in such form as the Bank may require;
     (i) On or prior to the date hereof, Pledgor has acknowledged and agreed to the terms and provisions of the servicing and custodial agreement pursuant to which the Bank’s designated servicer has agreed to service the Student Loan Collateral in the event that Bank and the Bank Eligible Lender Trustee (or SLM Education Credit Finance Corporation, not in its individual capacity but solely as interim eligible lender trustee on behalf of and for the benefit of the Bank (in such capacity, the “Interim Bank Eligible Lender Trustee”) until such time as guarantee agreements with the applicable state agencies or guarantors have been entered into in favor of the Bank Eligible Lender Trustee) become the beneficial and record owners, respectively, of the

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Student Loan Collateral pursuant to the terms of the Borrower Advances Agreement;
     (j) On or prior to the date hereof, Pledgor has caused to be amended any servicing agreement pursuant to which any Student Loan Collateral pledged by Pledgor will be serviced during the term of the Borrower Advances Agreement in order to (a) make the Bank and the Bank Eligible Lender Trustee (and the Interim Bank Eligible Lender Trustee until such time as guarantee agreements with the applicable state agencies or guarantors have been entered into in favor of the Bank Eligible Lender Trustee) an intended third party beneficiary of such servicing agreement and (b) include an acknowledgment by the related servicer of the rights of the Bank and the Bank Eligible Lender Trustee (and the Interim Bank Eligible Lender Trustee until such time as guarantee agreements with the applicable state agencies or guarantors have been entered into in favor of the Bank Eligible Lender Trustee) in such Student Loan Collateral. If, at any time after the execution of this Pledge Agreement, the Student Loan Collateral pledged by Pledgor shall become subject to the terms of any other servicing agreement, Pledgor hereby agrees to cause such servicing agreement to include the provisions described in clauses (a) and (b) in the preceding sentence; and
     (k) Pledgor hereby represents and warrants to the Bank that each of the representations and warranties contained in Attachment E hereto, which is hereby incorporated herein and made a part of this Agreement, are true and correct with respect to each item of Student Loan Collateral as of the date each such item of Student Loan Collateral is pledged by Pledgor to the Bank pursuant to the terms of this Pledge Agreement.
     6. Representation and Warranties by Borrower. Borrower hereby represents, warrants and agrees to and with the Bank that:
     (a) Borrower has full power, right and authority to enter into this Pledge Agreement and has taken all corporate action necessary to authorize the execution and delivery of this Pledge Agreement;
     (b) This Pledge Agreement is enforceable against Borrower in accordance with the terms hereof;
     (c) This Pledge Agreement has been authorized or ratified and approved by Borrower’s Board of Directors and will be maintained continuously among Borrower’s official records;
     (d) A certified copy of the Board of Director’s resolution evidencing its approval hereof is attached hereto as Attachment “D,” the form of which has been previously approved by the Bank or its counsel;
     (e) Borrower agrees to make, execute, record, and deliver to the Bank such financing statements, notices, assignments, listings, powers and other documents with respect to the Pledgor Collateral and the Bank’s security interest therein in such form as the Bank may require; and

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     (f) Borrower agrees that a failure by either Borrower or Pledgor to perform any of the rights, responsibilities, duties, representations, warranties, and agreements under this Pledge Agreement shall constitute a default under the Borrower Advances Agreement.
     7. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York without regard to the conflicts of law principles thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).
     8. Partial Exercise; Amendment; Severability. No delay on the part of the Bank in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any default under the Borrower Advances Agreement. No waiver by the Bank of any such default shall be effective unless in writing and signed by an authorized officer of the Bank, and no such waiver shall be deemed to be a waiver of a subsequent default under the Borrower Advances Agreement or be deemed to be a continuing waiver. No course of dealing between Borrower or Pledgor, respectively, and the Bank or its agents or employees shall be effective to change, modify or discharge any provision of this Pledge Agreement, or the Borrower Advances Agreement or to constitute a waiver of any default thereunder. If any provision of this Pledge Agreement is held invalid or unenforceable to any extent or in any application, the remainder of this agreement, or application of such provision to different persons or circumstances or in different jurisdictions, shall not be affected thereby.
     9. Legal Title to Student Loan Collateral. To the extent necessary to comply with the Higher Education Act of 1965, as amended, or related regulations promulgated by the U.S. Secretary of Education, legal title to all of the Student Loan Collateral shall be pledged to and vested at all times in the Bank Eligible Lender Trustee (and the Interim Bank Eligible Lender Trustee until such time as guarantee agreements with the applicable state agencies or guarantors have been entered into in favor of the Bank Eligible Lender Trustee) on behalf of and for the benefit of the Bank and, for the avoidance of doubt, the Bank shall for all purposes be considered the beneficial owner of such Student Loan Collateral but shall not, for any reason whatsoever, be deemed to own the title thereto.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, each of Pledgor, Borrower, and the Bank has respectively caused this Pledge Agreement to be signed in its name by its duly authorized representative as of the date first above mentioned.

FEDERAL HOME LOAN BANK OF DES MOINES, as Bank

By: Name:	/s/ Aaron B. Lee Aaron B. Lee
Title:	Assistant Vice President / Associate General Counsel
Date:	January 15, 2010

By: Name:	/s/ Jodie L. Stephens Jodie L. Stephens
Title:	Collateral Risk Manager
Date:	January 15, 2010

SLM EDUCATION CREDIT FINANCE CORPORATION, as Pledgor

By: Name:	/s/ Mark D. Rein Mark D. Rein
Title:	Vice President
Date:	January 15, 2010

ACCEPTED, ACKNOWLEDGED, AND APPROVED:

HICA EDUCATION LOAN CORPORATION (Member # 5165), as Borrower

By: Name:	/s/ Mark D. Rein Mark D. Rein
Title:	President
Date:	January 15, 2010

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ATTACHMENT A
TO AFFILIATE COLLATERAL PLEDGE AND SECURITY AGREEMENT
Under the Affiliate Collateral Pledge and Security Agreement dated January 15, 2010, the Pledgor agrees to pledge as Pledgor Collateral those individual loans specifically identified on Form ___ (or such successor form as the Bank shall require) and provided by Pledgor to the Bank from time to time, which such individual loans are in the following collateral types as outlined in applicable Bank policies and procedures:
[COLLATERAL SCHEDULE TO BE INCLUDED]
SLM EDUCATION CREDIT FINANCE CORPORATION, as Pledgor

By:

Name:

Title:

Date:

By:

Name:

Title:

Date:

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ACKNOWLEDGED BY:
FEDERAL HOME LOAN BANK OF DES MOINES, as Bank

By:

Name:

Title:

Date:

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ATTACHMENT B
TO AFFILIATE COLLATERAL PLEDGE AND SECURITY AGREEMENT
FORM OF RESOLUTION OF PLEDGOR REGARDING AFFILIATE COLLATERAL
PLEDGE AND SECURITY AGREEMENT
WHEREAS,                                            (“Pledgor”) is an Affiliate of                                                                                       (“Borrower” (for purposes of this resolution, Affiliate means any person or company which controls, is controlled by, or is under common control with, Borrower, including any holding company, any subsidiary, or any service corporation of the Borrower);
WHEREAS, Borrower must pledge a certain level of property (“Collateral”) to the Federal Home Loan Bank of Des Moines (“Bank”) in order to secure loans or “advances” from the Bank to Borrower made pursuant to an Advances, Pledge and Security Agreement dated                      ;
WHEREAS, Borrower has requested that Pledgor pledge certain Collateral on behalf of Borrower to the Bank in order for Borrower to secure advances from the Bank;
WHEREAS, after study and consideration and consultation with counsel, the Board of Directors of Pledgor has determined that it is in the best interests of Pledgor to pledge Collateral to the Bank on behalf of Borrower; and
WHEREAS, an Affiliate Collateral Pledge and Security Agreement (“Pledge Agreement”), which would govern the agreement between the Bank, Pledgor, and Borrower regarding the Collateral pledged to the Bank by Pledgor on behalf of Borrower has been presented at this meeting by management with the recommendation that it be adopted;
NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of Pledgor hereby approves the Pledge Agreement in substantially the form presented to the Directors and attached hereto;
RESOLVED FURTHER, that the Chief Executive Officer and other appropriate officers of Pledgor be, and each of them hereby is, authorized and directed to execute the Pledge Agreement with the Bank and to deliver Collateral to the Bank or its custodian as the Bank may direct; and
RESOLVED FURTHER, that the Chief Executive Officer of Pledgor and such other officers of Pledgor as he/she shall designate are hereby authorized and directed to make, execute, and deliver, or cause to be made, executed and delivered, all such agreements, schedules, documents, instruments and other papers and to pay such fees and expenses and to do or cause to be done all

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such acts and things, in the name and on behalf of Pledgor, under its seal or otherwise, as may be deemed necessary, appropriate or desirable to effectuate or carry out the purposes and intent of the foregoing resolutions.
I HEREBY CERTIFY that the foregoing true and correct copies of resolutions duly adopted by the Board of Directors of Pledgor on                      , ___, and that the same have not been altered, amended, repealed or rescinded and remain in full force and effect as of this                       day of                      , ___.

[Name of Corporate Secretary]
Secretary

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ATTACHMENT C
TO AFFILIATE COLLATERAL PLEDGE AND SECURITY AGREEMENT
Date
Federal Home Loan Bank of Des Moines
Skywalk Level
801 Walnut Street, Suite 200
Des Moines, Iowa 50309
Ladies and Gentlemen:
I have acted as counsel to                                            (“Pledgor”) in connection with the preparation of the Affiliate Collateral Pledge and Security Agreement (the “Agreement”). This opinion letter is rendered pursuant to the Agreement.
In the capacity described above, I have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Pledgor, certificates of officers and representatives of the Pledgor, certificates of public officials and such other documents as I have deemed appropriate as a basis for the opinions hereinafter set forth. I have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies of documents submitted to me. As to various questions of fact relevant to the opinions expressed below, I have relied upon statements or certificates of public officials and of officers and representatives of the Pledgor and its affiliates. I have assumed that the Agreement is enforceable in accordance with its terms against the parties thereto.
Any opinion as to enforceability is limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights (including, and without limitation, fraudulent conveyance and other laws of similar import) and by equitable principles and defenses affecting creditors’ rights generally, and by the discretion of the courts in granting equitable remedies, including specific performance (regardless whether such enforceability is considered in a proceeding at law or in equity and regardless of whether such limitations are derived from constitutions, statutes, judicial decisions or otherwise).
The opinions set forth herein are limited to the laws of the State of                       and applicable federal laws. I express no opinion as to matters governed by law other than the laws of the State of                     .
Based upon and subject to the foregoing, it is my opinion that:
(1)	Pledgor was duly organized as a corporation, and is existing and in good standing,

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under the laws of the State of .

(2)	Pledgor has the corporate power to execute and deliver the Agreement, to perform its obligations thereunder, to own and use its assets and to conduct its business.

(3)	Pledgor has duly authorized the execution and delivery of the Agreement and all performance by Pledgor thereunder and has duly executed and delivered the Agreement.

(4)	The execution and delivery by Pledgor of the Agreement do not, and if Pledgor were now to perform its obligations under the Agreement such performance would not, result in any:
(i)	violation of Pledgor’s articles of incorporation or bylaws;

(ii)	material violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which Pledgor or the assets are subject;

(iii)	material breach of or default under any material written agreements;

(iv)	creation or imposition of a material contractual lien or security interest in, on or against the assets under any written agreements; or

(v)	violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, Pledgor or the assets are subject.
(5)	No consent, approval authorization or other action by, or filling with, any governmental authority of the United States or the State of is required for Pledgor’s execution and delivery of the Agreement.

(6)	The Agreement is enforceable against Pledgor in accordance with its terms.
This opinion letter is provided to you for your exclusive use solely in connection with the Agreement, and may not be relied upon by any other person for any purpose or by you for any other purpose without my prior written consent.
Very truly yours,

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ATTACHMENT D
TO AFFILIATE COLLATERAL PLEDGE AND SECURITY AGREEMENT
FORM OF RESOLUTION OF BORROWER REGARDING AFFILIATE COLLATERAL
PLEDGE AND SECURITY AGREEMENT
WHEREAS,                                          (“Pledgor”) is an Affiliate of                                                                                                        (“Borrower’) (for purposes of this resolution, Affiliate means any person or company which controls, is controlled by, or is under common control with, Borrower, including any holding company, any subsidiary, or any service corporation of the Borrower);
WHEREAS, Borrower is a customer and member of the Federal Home Loan Bank of Des Moines (“Bank”) and desires to obtain loans, or “advances,” from the Bank to Borrower made pursuant to an Advances, Pledge and Security Agreement dated                     ;
WHEREAS, Borrower must pledge a certain level of property (“Collateral”) to the Bank in order to secure advances from the Bank;
WHEREAS, Borrower has requested that Pledgor pledge certain Collateral on behalf of Borrower to the Bank in order for Borrower to secure advances from the Bank;
WHEREAS, an Affiliate Collateral Pledge and Security Agreement (“Pledge Agreement”), which would govern the agreement between the Bank, Pledgor, and Borrower regarding the Collateral pledged by the Pledgor to the Bank on behalf of Borrower has been presented at this meeting by management with the recommendation that it be adopted;
NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of Borrower hereby approves the Pledge Agreement in substantially the form presented to the Directors and attached hereto;
RESOLVED FURTHER, that the Chief Executive Officer and other appropriate officers of Borrower be, and each of them hereby is, authorized and directed to accept, acknowledge and approve the Pledge Agreement with the Bank; and
RESOLVED FURTHER, that the Chief Executive Officer of Borrower and such other officers of Borrower as he/she shall designate are hereby authorized and directed to make, execute and deliver, or cause to be made, executed and delivered, all such agreements schedules, documents, instruments and other papers and to pay such fees and expenses and to do or cause to be done all such acts and things, in the name and on behalf of Borrower, under its seal or otherwise, as may be deemed necessary, appropriate or desirable to effectuate or carry out the purposes and intent of the foregoing resolutions.

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I HEREBY CERTIFY that the foregoing are true and correct copies of resolutions duly adopted by the Board of Directors of Borrower on                       ___, ___, and that the same have not been altered, amended, repealed or rescinded and remain in full force and effect as of this                       day of                     , ___.

[Name of Corporate Secretary]
Secretary

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ATTACHMENT E
TO AFFILIATE COLLATERAL PLEDGE AND SECURITY AGREEMENT
REPRESENTATIONS AND WARRANTIES OF PLEDGOR
     Defined terms used herein and not otherwise defined in the Pledge Agreement shall have the meanings ascribed to such terms in the Glossary contained herein.
     The Pledgor hereby represents and warrants to the Bank that, with respect to the Student Loan Collateral pledged by Pledgor to the Bank under the Pledge Agreement:
     (a) Such Student Loan Collateral constitutes “accounts,” “promissory notes” or “payment intangibles” within the meaning of the applicable UCC and are within the coverage of Sections 432(m)(1)(E) and 439(d)(3) of the Higher Education Act;
     (b) Each item of Student Loan Collateral is an Eligible FFELP Loan as of the date it is pledged by Pledgor to the Bank under the Pledge Agreement and the description of such Eligible FFELP Loans set forth in the Pledge Agreement and in any other documents or written information provided to the Bank in connection with the Pledge Agreement (other than documents or information stated to be preliminary which have subsequently been replaced by definitive documents or information), as applicable, is true and correct in all material respects;
     (c) The Pledgor is authorized to pledge such Student Loan Collateral; and the sale, assignment and transfer, as applicable, of such Student Loan Collateral has been made pursuant to and consistent with the laws and regulations under which the Pledgor operates, and will not violate any decree, judgment or order of any court or agency, or conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Pledgor is a party or by which the Pledgor or its property is bound, or constitute a default (or an event which could constitute a default with the passage of time or notice or both) thereunder;
     (d) No consents or approvals are required for the consummation of the pledge of the Student Loan Collateral under the Pledge Agreement to the Bank;
     (e) Any payments on such Student Loan Collateral received by the Pledgor, or any agent on its behalf, which have been allocated to the reduction of principal and interest on such Student Loan Collateral have been allocated on a simple interest basis;
     (f) Due diligence and reasonable care have been exercised in making, administering, servicing and collecting on the Student Loan Collateral and, with respect to any item of Student Loan Collateral for which repayment terms have been established, all disclosures of information required to be made pursuant to the Higher Education Act have been made; and
     (g) Except for any items of Student Loan Collateral executed electronically or evidenced by a master promissory note, there is only one original executed copy of the Student

Loan Note evidencing each such item of Student Loan Collateral. For each item of Student Loan Collateral that was executed electronically, the applicable servicer has possession of the electronic records evidencing the Student Loan Note. Each applicable servicer has in its possession a copy of the endorsement and each Loan Transmittal Summary Form identifying the Student Loan Notes that constitute or evidence the Student Loan Collateral. The Student Loan Notes that constitute or evidence the Student Loan Collateral do not have any marks or notations indicating that they are currently pledged, assigned or otherwise conveyed to any Person other than the Bank. All financing statements filed or to be filed against Pledgor in favor of the Bank in connection herewith describing the Student Loan Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Federal Home Loan Bank of Des Moines.”
GLOSSARY
     “Adverse Claim” means a lien, security interest, charge, encumbrance or other right or claim or restriction in favor of any Person (including any UCC financing statement or similar instrument filed against the assets of that Person) other than, with respect to the Student Loan Collateral, any lien, security interest, charge, encumbrance or other right or claim or restriction in favor of the Bank.
     “Consolidation Loan” means a loan made to a borrower which loan consolidates such borrower’s PLUS Loans, SLS Loans, direct loans made by the Department of Education, Stafford Loans made in accordance with the Higher Education Act and/or loans made under the Federal Health Education Assistance Loan Program authorized under Sections 701 through 720 of the Public Health Services Act.
     “Defaulted Student Loan” means any Student Loan (a) as to which any payment or portion thereof is more than the number of days past due from the original due date thereof that would permit the Bank Eligible Lender Trustee, the Interim Bank Eligible Lender Trustee, or any other Person acting on its behalf, to submit a default claim to the applicable Guarantor under the terms of the Higher Education Act (which number of days, as of the date of the Pledge Agreement, is 270), (b) the Obligor of which is the subject of an Event of Bankruptcy (without giving effect to any applicable cure or continuance period) or is deceased or disabled or (c) as to which a continuing condition exists that, with notice or the lapse of time or both, would constitute a default, breach, violation or event permitting acceleration under the terms of such Student Loan (other than payment defaults continuing for a period of not more than the number of days past due from the original due date thereof that would permit the submission of a default claim to the applicable Guarantor under the terms of the Higher Education Act).
     “Department of Education” means the United States Department of Education, or any other officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.
     “Eligible FFELP Loan” means a Student Loan which meets the following criteria as of any date of determination:

     (a) such Student Loan is fully disbursed;
     (b) such Student Loan is a Stafford Loan, an SLS Loan, a PLUS Loan or a Consolidation Loan and the Obligor thereof was an Eligible Obligor at the time such Student Loan was originated;
     (d) such Student Loan is a U.S. Dollar denominated obligation payable in the United States;
     (e) at least 97% of the principal of and interest on such Student Loan is guaranteed by the applicable Guarantor and eligible for reinsurance under the Higher Education Act, such percentage to be met without giving effect to any increase due to any special servicer status under the Higher Education Act of any applicable Servicer;
     (f) such Student Loan provides for periodic payments which fully amortize the amount financed over its term to maturity (exclusive of any deferral or forbearance periods granted in accordance with applicable law, including, without limitation, the Higher Education Act, and in accordance with the applicable Guarantee Agreement);
     (g) such Student Loan is being serviced by the Master Servicer under the Servicing Agreement or by a Subservicer in accordance with the terms of the Servicing Agreement;
     (h) such Student Loan bears interest at a stated rate equal to the maximum rate permitted under the Higher Education Act for such Student Loan (before giving effect to any borrower benefit programs);
     (i) such Student Loan is eligible for the payment of quarterly Special Allowance Payments at a rate established under the formula set forth in the Higher Education Act for such Student Loan;
     (j) if not yet in repayment status, such Student Loan is eligible for the payment of Interest Subsidy Payments by the Department of Education or, if not so eligible, is a Student Loan for which interest either is billed quarterly to the Obligor or deferred until commencement of the repayment period, in which case such accrued interest is subject to capitalization to the full extent permitted by the applicable Guarantor;
     (k) such Student Loan is not a Defaulted Student Loan;
     (l) such Student Loan is supported by the following documentation:
     (i) loan application, and any supplement thereto;
     (ii) evidence of Guarantee;
     (iii) any other document and/or record which the Pledgor, the Bank, the Bank Eligible Lender Trustee, Interim Bank Eligible Lender Trustee, the related Servicer or other agent may be required to retain pursuant to the Higher Education Act;

     (iv) if applicable, payment history (or similar documentation) including (A) an indication of the Principal Balance and the date through which interest has been paid, each as of the related date of determination and (B) an accounting of the allocation of all payments by the Obligor or on the Obligor’s behalf to principal and interest on the Student Loan;
     (v) if applicable, documentation which supports periods of current or past deferment or past forbearance;
     (vi) if applicable, a collection history, if the Student Loan was ever in a delinquent status, including detailed summaries of contacts and including the addresses or telephone numbers used in contacting or attempting to contact the related Obligor and any endorser and, if required by the Guarantor, copies of all letters and other correspondence relating to due diligence processing;
     (vii) if applicable, evidence of all requests for skip-tracing assistance and current address of the related Obligor, if located;
     (viii) if applicable, evidence of requests for pre-claims assistance, and evidence that the Obligor’s school(s) have been notified; and
     (ix) if applicable, a record of any event resulting in a change to or confirmation of any data in the student loan file;
     (m) such Student Loan was originated and has been serviced in compliance with all requirements of applicable law, including the Higher Education Act and all origination fees authorized to be collected pursuant to Section 438 of the Higher Education Act have been paid to the United States Secretary of Education;
     (n) such Student Loan is evidenced by a single original Student Loan Note and any addendum thereto (or a certified copy thereof if more than one Student Loan is represented by a single Student Loan Note and all Student Loans represented thereby are not being sold) (whether e-signed or otherwise), containing terms in accordance with those required by the FFELP Program, the applicable Guarantee Agreements and other applicable requirements and which does not require the Obligor to consent to the transfer, pledge, sale or assignment of the rights and duties of the Pledgor or the Bank (or the Bank Eligible Lender Trustee or the Interim Bank Eligible Lender Trustee on behalf of the Bank) and does not contain any provision that restricts the ability of the Bank to exercise its rights under the Pledge Agreement, the Borrower Advances Agreement, the Servicing Agreement or any related agreement or document;
     (o) immediately prior to the pledge thereof to the Bank, the Pledgor has good and marketable title to such Student Loan free and clear of any Adverse Claim or other encumbrance, lien or security interest, or any other prior commitment, other than as may be granted in favor of the Bank and the Bank Eligible Lender Trustee;

     (p) such Student Loan has not been modified, extended or renegotiated in any way, except (i) as required under the Higher Education Act or other applicable laws, rules and regulations and the applicable Guarantee Agreement, (ii) as provided for or permitted under the applicable underwriting guidelines or Servicing Policies if such modification, extension or renegotiation does not materially adversely affect the value or collectability thereof or (iii) as provided for in the Pledge Agreement, the Borrower Advances Agreement, the Servicing Agreement or any related agreement or document;
     (q) such Student Loan constitutes a legal, valid and binding obligation to pay on the part of the related Obligor enforceable in accordance with its terms and is not noted on the appropriate Servicer’s books and records as being subject to a current bankruptcy proceeding;
     (r) such Student Loan constitutes an instrument, an account or a general intangible as defined in the UCC in the jurisdiction that governs the perfection of the interests of the Bank therein and the perfection of the Bank’s interest therein;
     (s) the pledge of such Student Loan to the Bank or the Bank Eligible Lender Trustee or Interim Bank Eligible Lender Trustee on its behalf pursuant to the Pledge Agreement, and the granting of a security interest to the Bank pursuant to this Agreement does not contravene or conflict with any applicable law, rule or regulation, or require the consent or approval of, or notice to, any Person;
     (t) the pledge of such Student Loans will not result in, and is not expected to cause a default under the Borrower Advances Agreement; and
     (u) the pledge of such Student Loans will not cause, and is not expected to cause the Advance Equivalency to be insufficient for the purpose of fully securing the Member’s Advances.
     “Eligible Institution” means (a) an institution of higher education, (b) a vocational school or (c) any other institution which, in all of the above cases, is an “eligible institution” as defined in the Higher Education Act and has been approved by the Department of Education and the applicable Guarantor.
     “Eligible Lender Trustee Guarantee Agreement” means any guarantee or similar agreement issued by any Guarantor to the Bank Eligible Lender Trustee relating to the Guarantee of Student Loans, and any amendment thereto entered into in accordance with the provisions thereof and hereof.
     “Eligible Obligor” means an Obligor who is eligible under the Higher Education Act to be the obligor of a loan for financing a program of education at an Eligible Institution, including an Obligor who is eligible under the Higher Education Act to be an obligor of a loan made pursuant to Section 428A, 428B and 428C of the Higher Education Act.
     “Event of Bankruptcy” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, which decree or order remains unstayed and in effect for a period of 30 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
     “Federal Reimbursement Contracts” means any agreement between any Guarantor and the Department of Education providing for the payment by the Department of Education of amounts authorized to be paid pursuant to the Higher Education Act, including but not necessarily limited to reimbursement of amounts paid or payable upon defaulted student loans Guaranteed by such Guarantor to holders of qualifying student loans Guaranteed by any Guarantor.
     “FFELP Program” means the Federal Family Education Loan Program authorized under the Higher Education Act, including Stafford Loans, SLS Loans, PLUS Loans and Consolidation Loans.
     “Guarantee” or “Guaranteed” means, with respect to a Student Loan, the insurance or guarantee by the applicable Guarantor, in accordance with the terms and conditions of the applicable Guarantee Agreement, of some or all of the principal of and accrued interest on such Student Loan and the coverage of such Student Loan by the Federal Reimbursement Contracts providing, among other things, for reimbursement to such Guarantor for losses incurred by it on defaulted Student Loans insured or guaranteed by such Guarantor.
     “Guarantee Agreements” means the Federal Reimbursement Contracts, the Eligible Lender Trustee Guarantee Agreements and any other guarantee or agreement issued by a Guarantor to the Bank Eligible Lender Trustee or the Interim Eligible Lender Trustee, which pertain to Student Loans, providing for the payment by the Guarantor of amounts authorized to be paid pursuant to the Higher Education Act to holders of qualifying Student Loans guaranteed in accordance with the Higher Education Act by such Guarantor.
     “Guarantor” means any entity listed on Attachment C to the Servicing Agreement authorized to guarantee Student Loans under the Higher Education Act and with which the Eligible Lender Trustee maintains in effect a Guarantee Agreement.
     “Higher Education Act” means the Higher Education Act of 1965, as amended or supplemented from time to time, and all regulations and guidelines promulgated thereunder.

     “Interest Subsidy Payments” means the interest subsidy payments on certain Student Loans authorized to be made by the Department of Education pursuant to Section 428 of the Higher Education Act or similar payments authorized by federal law or regulations.
     “Master Servicer” means Sallie Mae, Inc., as servicer under the Servicing Agreement.
     “Obligor” means the borrower or co-borrower or any other Person obligated to make payments with respect to a Student Loan.
     “Person” means an individual, partnership, corporation (including a statutory trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.
     “PLUS Loan” means a student loan originated under the authority set forth in Section 428A or B (or a predecessor section thereto) of the Higher Education Act and shall include student loans designated as “PLUS Loans” or “Grad PLUS Loans,” as defined under the Higher Education Act.
     “Principal Balance” means, with respect to any Student Loan and any specified date, the outstanding principal amount of such Student Loan, plus accrued and unpaid interest thereon to be capitalized.
     “Servicer” means the Master Servicer or a Subservicer.
     “Servicing Agreement” means the Servicing and Custodial Agreement, dated as of January 15, 2010 (the “Servicing Agreement”), among the Bank, the Master Servicer, and The Bank of New York Mellon Trust Company, National Association, not in its individual capacity but solely as eligible lender trustee on behalf of the Bank.
     “Servicing Policies” means the policies and procedures of the Master Servicer or any Subservicer, as applicable, with respect to the servicing of Student Loans.
     “SLS Loan” means a student loan originated under the authority set forth in Section 428A (or a predecessor section thereto) of the Higher Education Act and shall include student loans designated as “SLS Loans,” as defined under the Higher Education Act.
     “Special Allowance Payments” means special allowance payments on Student Loans authorized to be made by the Department of Education pursuant to Section 438 of the Higher Education Act, or similar allowances authorized from time to time by federal law or regulation.
     “Stafford Loan” means a loan designated as such that is made under the Robert T. Stafford Student Loan Program in accordance with the Higher Education Act.
     “Student Loan” means a Consolidation Loan, a PLUS Loan, an SLS Loan or a Stafford Loan.

     “Student Loan Note” means the promissory note or notes of an Obligor and any amendment thereto evidencing such Obligor’s obligation with regard to a Student Loan or the electronic records evidencing the same.
     “Subservicer” means any subservicer appointed by the Servicer in accordance with the terms of the Servicing Agreement.
     “UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
     “United States” means the United States of America.